Exhibit 99.2

Carvana Co. Announces Upsize and Pricing of its Offering of Class A Common Stock

TEMPE – (BUSINESS WIRE) – May 21, 2019 – Carvana Co. (“Carvana”) (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced the upsize and pricing of its public offering of 4,200,000 shares of its Class A common stock at a price to the public of $65.00 per share. In addition, Carvana has granted the underwriters the right to purchase up to 630,000 additional shares of Class A common stock at the offering price. The offering was upsized from the previously announced offering size of 3,500,000 shares of Class A common stock. The offering is expected to close on May 24, 2019, subject to customary closing conditions.

Wells Fargo Securities, Citigroup and Deutsche Bank Securities acted as book-running managers for the proposed offering.

Carvana also announced today the pricing of $250.0 million of additional 8.875% senior notes due 2023 (the “new notes”) in a concurrent private placement to qualified institutional buyers, in an offering exempt from registration under the Securities Act of 1933, as amended. The new notes will be issued as additional notes under the indenture governing the outstanding $350.0 million of senior notes that were issued on September 21, 2018.

Carvana intends to use the net proceeds from the public offering of Class A common stock and the private placement of new notes for general corporate purposes. Carvana may use the net proceeds from these offerings to partially repay borrowings under its floor plan facility until it identifies other specific uses.

The public offering of Class A common stock is being made only by means of an effective registration statement (including a prospectus and a prospectus supplement). A copy of the prospectus, the preliminary prospectus supplement and, when available, the final prospectus supplement relating to the offering may be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com, from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146), or from Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611, or by emailing prospectus.CPDG@db.com.

An automatic shelf registration statement relating to the Class A common stock has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 18,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Class A common stock offering and the new notes offering. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Investor Relations:

Mike Levin

investors@carvana.com